UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

MGC Diagnostics Corporation
(Exact name of registrant as specified in its charter)

Minnesota	001-13543	41-1579150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway St. Paul, Minnesota 55127-8599
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (651) 484-4874

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01            Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by MGC Diagnostics Corporation, a Minnesota corporation (the “Company”), on November 29, 2017 (the “Prior Report”), on November 25, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MGC Parent LLC, a Delaware limited liability company (“Parent”), and AC Breathe Merger Sub Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Purchaser”), which was previously filed by the Company as Exhibit 2.1 to the Prior Report.

On December 28, 2017, pursuant to the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

The disclosure under Item 5.01 below is incorporated herein by reference.

Item 3.01.           Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Capital Market (“NASDAQ”) on December 28, 2017 of the closing of the Merger and requested that NASDAQ effect a trading suspension of the shares of the Company’s common stock, par value $0.10 per share (“Company Common Stock”). As a result, shares of Company Common Stock ceased trading on NASDAQ on December 28, 2017. NASDAQ will file with the SEC a notification of removal from listing on Form 25 to report that the shares of Company Common Stock are no longer listed on NASDAQ.

Item 3.03.           Material Modification to Rights of Security Holders.

The information contained in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.           Changes in Control of Registrant.

As previously disclosed in the Prior Report, on November 25, 2017, the Company entered into the Merger Agreement with Parent and Purchaser, pursuant to which Purchaser launched a tender offer to purchase all of the outstanding shares of Company Common Stock for $11.03 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 29, 2017, and the related Letter of Transmittal (collectively, the “Offer”). The Merger Agreement also provides that, among other things, following completion of the Offer, and subject to the satisfaction or waiver of certain conditions, Purchaser will merge with and into the Company in accordance with the applicable provisions of the Minnesota Business Corporation Act (the “MBCA”).

The initial offering period of the Offer, (the “Initial Offering Period”) and the withdrawal rights expired at 12:00 midnight, New York City time, at the end of the day on December 27, 2017 at which time, based on the information provided to Parent by Wells Fargo Bank, N.A., the depositary for the Offer (the “Depositary”), approximately 3,229,964 shares of Company Common Stock were validly tendered and not properly withdrawn prior to the expiration of the Initial Offering Period, not including 165,274 shares of Company Common Stock subject to guaranteed delivery procedures. Purchaser accepted all validly tendered and not properly withdrawn shares of Company Common Stock for payment. The shares of Company Common Stock that were validly tendered and not properly withdrawn represented approximately 73% percent of the Company’s outstanding shares.

On December 28, 2017, Parent and Purchaser (i) paid for the shares validly tendered in the Offer, (ii) exercised and consummated the “top-up option” to acquire a sufficient number of additional newly-issued shares of Company Common Stock so that the Merger could be consummated shortly thereafter without the affirmative vote of the Company’s other shareholders pursuant to Chapter 302A.621 of the MBCA and caused the consummation of the Merger in accordance with the applicable terms of the Merger Agreement and the MBCA. Because Purchaser owned more than 90% of the outstanding shares of Company Common Stock following the exercise and consummation of the “top-up option,” Parent and Purchaser effected the Merger as a “short form” merger without the need for a meeting or vote of the Company’s shareholders, as permitted by the MBCA. As contemplated by the Merger Agreement, at the effective time of the Merger on December 28, 2017 (the “Effective Time”), each share of Company Common Stock not tendered in the Offer and outstanding immediately prior to the Effective Time (other than shares owned by Parent, Purchaser or the Company, any wholly-owned subsidiary of Parent, Purchaser or the Company, or by any shareholder of the Company who or which is entitled to and properly demands and perfects dissenter’s rights with respect to such shares pursuant to, and complies in all respects with, the applicable provisions of the MBCA) was converted into the right to receive an amount in cash, without interest thereon and less any required withholding taxes, equal to $11.03 per share of Company Common Stock.

Parent and Purchaser provided the Depositary with sufficient funds to purchase all shares of Company Common Stock that were validly tendered in the Offer and not properly withdrawn and provided funding for the Merger.

As a result of the consummation of the Merger and the removal from listing of the Company Common Stock from the NASDAQ, the Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

For information regarding changes with respect to the directors of the Company, please see Item 5.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.01.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the SEC on December 7, 2017, including the Information Statement comprising Annex I thereto, as subsequently amended, and (ii) the Tender Offer Statement on Schedule TO, originally filed by Purchaser and Parent with the SEC on November 29, 2017, as subsequently amended, and such information is incorporated herein by reference

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Prior Report, which is incorporated by reference into this Item 5.01.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following changes to the Company’s board of directors were effected in accordance with the Merger Agreement. Mark W. Sheffert, John R. Baudhuin, Terrence W. Bunge, Wendy D. Lynch, Robert E. Munzenrider and Hendrik Struik tendered their resignations and ceased to be directors of the Company as of the Effective Time. Simultaneously, Gregory Greenberg and Heidi Goldstein became the sole directors of the Company as a result of the Merger.

Messrs. Munzenrider, Baudhuin and Struik were members of the Company’s Audit and Compliance Committee. Ms. Lynch and Mr. Baudhuin were members of the Company’s Human Capital Committee. Messrs. Sheffert, Baudhuin and Munzenrider were members of the Company’s Governance/Nominating Committee.

Item 5.03.           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time of the Merger on December 28, 2017, the articles of incorporation of the Company were amended to be in the form of the articles of incorporation attached hereto as Exhibit 3.1 and the by-laws of the Company were amended to be in the form of the by-laws of Purchaser immediately prior to the Merger, each in accordance with the terms of the Merger Agreement.

Copies of the amended and restated articles of incorporation and by-laws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01.           Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of November 25, 2017, by and among the Company, Parent and Purchaser (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2017)

3.1	Second Amended and Restated Articles of Incorporation of MGC Diagnostics Corporation

3.2	Second Amended and Restated Bylaws of MGC Diagnostics Corporation

99.1	Press Release issued by Altus Capital Partners, Inc. (incorporated by reference to Exhibit (a)(l)(I) to Amendment No. 2 to the Schedule TO filed by MGC Parent LLC, AC Breathe Merger Sub Inc., Altus Capital Partners II, L.P., Altus Management II, LLC and Altus Capital Partners, Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC Diagnostics Corporation

By:	/s/ Todd M. Austin
Name:	Todd M. Austin
Title:	Chief Executive Officer

Dated: December 28, 2017